UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           On September 22, 2010, Duckwall-ALCO Stores, Inc. (the “Company”) announced that, effective as of September 20, 2010, Wayne Peterson has joined the Company as its Senior Vice President and Chief Financial Officer.

From 2006 until he joined the Company, Mr. Peterson, age 52, served as Chief Financial Officer of Minyard Food Stores, Inc., a privately-held regional supermarket retailer, which operates a total of 60 stores in the Dallas / Forth Worth area. As Chief Financial Officer, Mr. Peterson worked with Minyard’s president and Chief Executive Officer to establish strategic plans for finance, operations, capital investment, and real estate. From 2002-2005, Mr. Peterson served as the Executive Vice President, Chief Financial Officer, Secretary, and Director of Copelands’ Enterprises, Inc., a privately-held regional specialty retailer of sporting goods.

In connection with Mr. Peterson’s appointment as Chief Financial Officer, the Company has entered into an Employment Agreement with Mr. Peterson (the “Peterson Employment Agreement”).  The Peterson Employment Agreement is dated September 20, 2010, and provides for the following terms, among others.

•	Term: Mr. Peterson’s employment will begin on September 20, 2010 and will be “at will” with no specific term.

•	Salary: Mr. Peterson’s annual base salary will be $240,000.

•
Annual Bonus:  The Peterson Employment Agreement entitles Mr. Peterson to participate in any Bonus Plan that the Compensation Committee of the Board of Directors may adopt. On the date of its execution, no Bonus Plan had been adopted yet for Fiscal year 2011, and the Company reserved the right to pay any other bonus at its sole discretion.

•
Equity:  Pursuant to a separate Stock Option Agreement discussed below, Mr. Peterson will receive 25,000 options to purchase shares of common stock of the Company (“Common Stock”), granted at the closing sale price of the Common Stock on the Nasdaq Global Market on September 20, 2010, vesting 25% each year beginning on the first anniversary of the grant date, subject to the provisions of the Company’s 2003 Incentive Stock Option Plan (the “ISO Plan”) and Mr. Peterson’s option award agreement under the ISO Plan.

•
Severance for Termination without “Cause” or Resignation with “Good Reason”:  Upon involuntary termination or termination with Good Reason and subject to release of claims, Mr. Peterson will receive (i) twelve months salary paid in accordance with the Company’s regular payroll practices, (ii) continued benefits coverage for a period of ninety (90) days, (iii) all benefits earned under qualified profit-sharing, pension, or retirement plans, and (iv) other “Earned Obligations” as defined in the Peterson Employment Agreement.

•	Other Terms: Mr. Peterson is to receive benefits, including relocation and other reimbursements associated with commencement of employment.

•	Covenants: The Peterson Employment Agreement includes covenants regarding confidentiality and a twenty-four-month period of non-competition following termination of employment.

A copy of the Peterson Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Also in connection with Mr. Peterson’s appointment as Senior Vice President and Chief Financial Officer, the Company has entered into an Incentive Stock Option Agreement with Mr. Peterson. The Incentive Stock Option Agreement allows Mr. Peterson to participate in the Company's ISO Plan. Under the terms of this Agreement Mr. Peterson is granted the right to buy 25,000 shares of the Company at a price equal to $12.69.  The Grant Date of the options is September 20, 2010. The aforementioned options vest in four equal annual installments beginning September 20, 2011.  The options shall be expire five years from the Grant Date.

A copy of Mr. Peterson’s Incentive Stock Option Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 7.01.  Regulation FD Disclosure.

On September 22, 2010, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, announcing the appointment of Mr. Peterson as Senior Vice President and Chief Financial Officer of the Company.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated September 20, 2010, between Duckwall-ALCO Stores, Inc. and Wayne Peterson
10.2	Incentive Stock Option Agreement, dated to be effective September 20, 2010, between Duckwall-ALCO Stores, Inc. and Wayne Peterson
99.1	Press Release dated September 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated September 20, 2010, between Duckwall-ALCO Stores, Inc. and Wayne Peterson
10.2	Incentive Stock Option Agreement, dated to be effective September 20, 2010, between Duckwall-ALCO Stores, Inc. and Wayne Peterson
99.1	Press Release dated September 22, 2010